Exhibit 99.1

Source: Nuwellis, Inc.
June 16, 2026 08:30 ET

Nuwellis Appoints Mike McCormick as Chief Executive Officer

Transition to become effective June 30, 2026; current CEO John Erb to continue as Chairman of the Board

MINNEAPOLIS, June 16, 2026 (GLOBE NEWSWIRE) -- Nuwellis, Inc. (Nasdaq: NUWE), a medical technology company committed to delivering solutions for patients with cardiorenal conditions, announces the appointment of Mike McCormick as Chief Executive Officer, effective June 30, 2026. John Erb, who currently serves as President, CEO, and Chairman of the Board, will transition from his executive leadership role and continue serving as Chairman of the Board.

"Mike brings an exceptional combination of operational leadership, commercial expertise, and strategic vision," said Erb. "His deep understanding of the medical device industry and proven track record of building and scaling innovative healthcare companies make him uniquely qualified to lead Nuwellis into its next phase of growth. I look forward to supporting Mike and the management team as Chairman of the Board."

"Nuwellis has an important opportunity to expand the role of precision fluid management in cardiorenal care," said McCormick. "I am excited to work with our employees, leadership team, Board, clinicians, and customers to build on the Company's momentum, strengthen commercial execution, advance our pipeline, and create value for patients, healthcare providers, and shareholders."

McCormick is a seasoned medical technology executive with more than three decades of leadership experience spanning product development, commercialization, corporate strategy, and value creation. He served as a Board Member and Independent Director of Nuwellis from June 2023 through January 2026. Throughout his career, McCormick has founded, scaled, and led both public and private medical technology companies, creating value through successful commercialization, operational execution, capital formation, and strategic transactions across multiple healthcare markets.

About Nuwellis

Nuwellis, Inc. (Nasdaq: NUWE) is a medical technology company committed to delivering solutions for patients with cardiorenal conditions. The Company develops solutions designed to support patient care through monitoring, therapy, and data-informed clinical decision-making across acute and chronic care settings. Nuwellis' portfolio includes commercially available and development- stage technologies addressing complex cardiorena I conditions, with a focus on safety, precision, and sca la bility across patient populations. For more information, visit www.nuwellis.com.

Forward-Looking Statements

Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the new market opportunities and anticipated growth in 2026 and beyond. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our ability to execute on our commercialization strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Nuwellis does not assume any obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise.

For further information, please contact:

Investor Relations:
ir@nuwellis.com

Media Contact:

CORE PR
media@nuwellis.com